SCHEDULE 14A
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INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934

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Cincinnati Bell Inc.

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Attached hereto is a press release issued by Cincinnati Bell Inc. on April 16, 2018 in connection with the recommendations of Institutional Shareholder Services, Inc. and Glass Lewis & Co.

Leading Proxy Advisory Firms ISS and Glass Lewis Recommend That Cincinnati Bell
Shareholders Vote the WHITE Proxy Card FOR ALL the Company’s Director Nominees

CINCINNATI – April 16, 2018 - Cincinnati Bell Inc. (NYSE:CBB), today announced that Institutional Shareholder Services (“ISS”) and Glass Lewis & Co. (“Glass Lewis”), leading independent proxy advisory firms, have recommended that Cincinnati Bell shareholders vote the WHITE proxy card FOR ALL the Company’s highly qualified and experienced director nominees standing for election at the annual meeting of shareholders to be held on May 1, 2018.

ISS and Glass Lewis both observed that GAMCO has not made a compelling case that change at the board level is warranted. In its April 16, 2018 report, ISS concluded that:

●	“As the dissident has not made a compelling case that change is warranted at the board level, votes FOR all management nominees on the WHITE card are warranted.”

Concerning the dissident’s opposition to the Hawaiian Telcom transaction, ISS added:

●
“GAMCO's limited disclosure makes it difficult for other shareholders to properly assess its case, given that its public critique is limited to a sole paragraph, which includes one sentence on the [Hawaiian Telcom] acquisition itself, with no analysis to support the dissident's underlying opposition to the transaction.”

Additionally, in its April 12, 2018 report, Glass Lewis specifically noted:

●
“GAMCO has not demonstrated, in our opinion, how the election of any of its nominees in place of the incumbents it has left off its slate would result in a potentially superior outcome for shareholders.”

Furthermore, Glass Lewis noted its support for the Company’s transformation strategy and recent acquisitions initiated by the board, stating:

●
“The board has provided shareholders with detailed information regarding the Company's transformation strategy… In our view, [the Hawaiian Telcom and OnX] acquisitions are in line with the Company's transformation and growth strategy as it seeks to build two businesses which leverage the Company's strengths and experience, capitalize on market opportunities and trends, enhance revenues and cash flows and lead to a higher market valuation, and ultimately deliver greater shareholder value and returns.”

“We are very pleased that ISS and Glass Lewis have recommended that shareholders vote for all Cincinnati Bell’s highly qualified and experienced director nominees. ISS and Glass Lewis’ recommendations reaffirm our strong belief that Cincinnati Bell has the right board and the right strategy in place to deliver long-term growth and sustained shareholder value creation,” said Phil Cox, Chairman of the board of directors.

Cincinnati Bell shareholders are reminded that their vote is extremely important, no matter how many or how few shares they own. Cincinnati Bell urges shareholders to follow ISS and Glass Lewis’ recommendations and vote FOR ALL the Company’s director nominees – Phillip R. Cox, John W. Eck, Leigh R. Fox, Jakki L. Haussler, Craig F. Maier, Russel P. Mayer, Theodore H. Torbeck, Lynn A. Wentworth and Martin J. Yudkovitz – on the WHITE proxy card today.

Shareholders can vote by completing, dating and signing the Company-provided WHITE proxy card, or by telephone or the internet by following the instructions on the WHITE proxy card. Shareholders are urged to discard any blue proxy card or voting instruction card they may receive from GAMCO. Shareholders who have already returned a blue proxy card can change their vote by signing, dating and returning a WHITE proxy card today. Only the latest-dated proxy card counts.

If you have questions or need assistance voting your shares please contact:
INNISFREE M&A INCORPORATED
TOLL-FREE, at 1-877-456-3402

For more information about Cincinnati Bell’s annual meeting of shareholders, please visit: http://investor.cincinnatibell.com/sec-filings.

About Cincinnati Bell Inc.

With headquarters in Cincinnati, Ohio, Cincinnati Bell Inc. (NYSE:CBB) provides integrated communications solutions - including local and long distance voice, data, high-speed Internet and video - that keep residential and business customers in Greater Cincinnati and Dayton connected with each other and with the world. In addition, enterprise customers across the United States and Canada rely on CBTS and OnX, wholly-owned subsidiaries, for efficient, scalable office communications systems and end-to-end IT solutions.  For more information, please visit www.cincinnatibell.com. The information on the Company’s website is not incorporated by reference in this press release.

Important Additional Information

Cincinnati Bell, its directors and certain of its executive officers may be deemed to be participants in the solicitation of proxies from Cincinnati Bell shareholders in connection with the matters to be considered at Cincinnati Bell’s 2018 annual meeting.  Cincinnati Bell has filed a proxy statement and WHITE proxy card with the U.S. Securities and Exchange Commission (the “SEC”) in connection with any such solicitation of proxies from Cincinnati Bell shareholders. CINCINNATI BELL SHAREHOLDERS ARE STRONGLY ENCOURAGED TO READ SUCH PROXY STATEMENT AND ACCOMPANYING WHITE PROXY CARD AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.  Information regarding Cincinnati Bell’s directors and executive officers is available in Cincinnati Bell’s proxy statement, dated March 16, 2018, for its 2018 annual meeting. To the extent holdings of Cincinnati Bell’s securities by directors or executive officers have changed since the amounts set forth in the 2018 proxy statement, such changes have been or will be reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC. More detailed information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, is set forth in the proxy statement and other materials to be filed with the SEC in connection with Cincinnati Bell’s 2018 annual meeting.  Additional information can also be found in Cincinnati Bell’s Annual Report on Form 10-K for the year ended December 31, 2017, filed with the SEC on February 26, 2018, and in Cincinnati Bell’s Quarterly Reports on Form 10-Q. Cincinnati Bell’s shareholders will be able to obtain, free of charge, any proxy statement, any amendments or supplements to the proxy statement and any other documents filed by Cincinnati Bell with the SEC at the SEC’s website at http://www.sec.gov.  In addition, copies will be available free of charge at Cincinnati Bell’s website at investor.cincinnatibell.com or by contacting Cincinnati Bell’s Investor Relations by mail at Cincinnati Bell Inc., 221 East Fourth Street, Cincinnati, Ohio 45202.

CONTACT:

Cincinnati Bell Inc.
Investor contact:
Josh Duckworth, 513-397-2292
Joshua.Duckworth@cinbell.com
or
Media contact:
Jane Weiler, 513-397-9941
Jane.Weiler@cinbell.com